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BANK OF AMERICA



                                                       Wyatt R. Ritchie
                                                       Vice President
                                                       U.S. Corporate Group-L.A.






February 15, 1995



Wendy Simpson
Community Psychiatric Centers
333 North Rancho Road, Suite 300
Las Vegas, NV  89106

Dear Wendy:

Per our phone conversation today, this letter is to confirm Bank of America's approval to extend the $50 million Revolving Credit Facility made available to Community Psychiatric Centers.

We will be extending the expiry of the Facility to February 28, 1996, as well as amending the pricing to be the same as the $25 million Revolver/Term Facility. This will reduce your cost from LIBOR +2.75% to LIBOR + 1.50% given the current leverage ratio. I will be following up with documentation to amend the facility within the next few days.

Best regards,

/s/ Wyatt R. Ritchie

Wyatt R. Ritchie
Vice President


















Bank of America National Trust and Savings Association
555 South Flower Street    Los Angeles, California  90071